Exhibit 99.2

www.bankrate.com

FOR IMMEDIATE RELEASE

Bankrate, Inc. Announces Private Offering of Senior Unsecured Notes

New York, NY – July 29, 2013 – Bankrate, Inc. (NYSE: RATE) (the “Company”) today announced that, subject to market conditions, it plans to privately offer up to $300 million of senior unsecured notes due 2018 (the “New Notes”).

The Company intends to use the net proceeds from the offering to redeem all of the Company’s existing 11 3/4% Senior Secured Notes due 2015, $195 million of which are currently outstanding, in accordance with their terms, and to pay fees and expenses in connection with the offering and the redemption, with the balance to be used for general corporate purposes.

The offering will be made only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act. The New Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold without registration unless an exemption from such registration is available.

This press release does not constitute an offer to sell the New Notes, a solicitation of an offer to purchase the New Notes, an offer to purchase the existing notes or a solicitation of an offer to sell the existing notes.

About Bankrate, Inc.

Bankrate is a leading publisher, aggregator and distributor of personal finance content on the Internet. Bankrate provides consumers with proprietary, fully researched, comprehensive, independent and objective personal finance editorial content across multiple vertical categories including mortgages, deposits, insurance, credit cards, and other categories, such as retirement, automobile loans, and taxes. The Bankrate network includes Bankrate.com, our flagship website, and other owned and operated personal finance websites, including, but not limited to, CreditCards.com, Interest.com, Bankaholic.com, Mortgage-calc.com, CreditCardGuide.com, InsuranceQuotes.com, CarInsuranceQuotes.com, AutoInsuranceQuotes.com, InsureMe.com, and NetQuote.com. Bankrate aggregates rate information from over 4,800 institutions on more than 300 financial products. With coverage of approximately 600 local markets in all 50 U.S. states, Bankrate generates over 172,000 distinct rate tables capturing, on average, over three million pieces of information weekly. Bankrate develops and provides web services to over 75 co-branded websites with online partners, including some of the most trusted and frequently visited personal finance sites on the Internet such as Yahoo!, CNN Money, CNBC and Comcast. In addition, Bankrate licenses editorial content to over 100 newspapers on a daily basis including The Wall Street Journal, USA Today, The New York Times, The Los Angeles Times and The Boston Globe.

Forward-Looking Statements

This news release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future events and are not statements of fact, actual results may differ materially from those projected. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to, statements regarding the Company’s expectations to close on the sale of the New Notes and how the Company will use the proceeds of the offering and other risks detailed in the “Cautionary Statement Concerning Forward-Looking Statements,” “Risk Factors” and other sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and other filings with the SEC.

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For more information contact:

Edward J. DiMaria

SVP, Chief Financial Officer

edimaria@bankrate.com

(917) 368-8608

Bruce J. Zanca

SVP, Chief Communications/Marketing Officer

bzanca@bankrate.com

(917) 368-8648